Exhibit 23.4

Baker & McKenzie 14th Floor, One Taikoo Place 979 King’s Road, Quarry Bay Hong Kong SAR 香港鰂魚涌英皇道 979號 太古坊一座 14樓

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e

Watanabe Advogados

18 April 2025	Tel: +852 2846 1888 Fax: +852 2845 0476 DX: 009086 Central 1 www.bakermckenzie.com

Our ref: 10170608/51281462/KYM

Antalpha Platform Holding Company	By email
9 Temasek Boulevard #13-01/02/03	Edison.chan@antalpha.com
Suntec Tower 2
Singapore, 038989

Dear Sirs,

Re Antalpha Platform Holding Company (the “Company”) – Registration on Form F-1 of the Company

1.

We have acted as legal advisers to the Company as to Hong Kong law in connection with the disclosures on certain Hong Kong law matters in the registration statement and prospectus relating to the initial public offering of the ordinary shares in the Company (the “Registration Statement”), and in particular, the disclosures in the Registration Statement relating to the enforceability of civil liabilities in Hong Kong.

2.

We consent to all references to us, if any, in the Registration Statement and any amendments thereto, and we consent to the filing of this consent letter with the United States Securities Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Yours faithfully,

/s/ Baker & McKenzie
Baker & McKenzie

Partners			Registered Foreign Lawyers	Consultant
CHAN, Edmond	LAU, Jannice	ONG, Jeremy	CHEN, Sheng (New York, USA)	INNIS, Mark
CHAN, Pierre	LAU, May	OUYANG, Dan	CHEN, Xinxing (New York, USA)
CHAN, Roberta	LAU, Winfield	POON, Derek K	GAO, Grace (New York, USA)
CHAN, Ruby	LEE, Christina	SEIB, Gary	ISAACS, Jonathan (New York, USA)
CHENG, Milton	LEUNG, Simon	SIEKER, Steven	KELLY, Brendan (New York, USA)
CHEUNG, Debbie F	LIU, Isabella	SIM, Andrew Y M	LEE, Won (New York, USA)
CHEUNG, Kwun Yee	LOCKHART, Andrew W	TAM, Martin	LING, Amy (New York, USA)
CHING, Kenneth K	LOO, Shih Yann	TAN, Loke-Khoon	VANDEPOL, Mini (Victoria, Australia)
CROSSWELL, Stephen	LUMSDAINE, Tess	TANG, Cynthia*	WONG, Edwin (New South Wales, Australia)
CUTHBERT, Christine	MAN, Karen	TSO, Grace	WONG, Gerry (New York, USA)
FUNG, Grace	MAN, Sophia	WONG, Brian
HANUSCH, Philipp	NG, Allen	WONG, Grace
HUNG, Sally	NG, Bryan	WRIGHT, Robert
KUO, Lex	NG, Jason	WUT, Tracy

*	China-Appointed Attesting Officer

Baker & McKenzie, a Hong Kong Partnership, is a member of Baker & McKenzie International.